SEMCO ENERGY, INC.
                     PRO FORMA COMBINED FINANCIAL STATEMENTS



INTRODUCTION

     On November 1, 1999, SEMCO Energy, Inc. ("SEMCO Energy") closed on the acquisition (the "Acquisition") of the assets and certain liabilities of ENSTAR Natural Gas Company and the outstanding stock of Alaska Pipeline Company (together known as "ENSTAR"). The Acquisition will be accounted for using the purchase method of accounting. SEMCO Energy acquired ENSTAR from Ocean Energy, Inc. Prior to March of 1999, ENSTAR was owned by Seagull Energy Corporation ("Seagull Energy"). In March of 1999 Ocean Energy, Inc. acquired Seagull Energy in a transaction accounted for using the purchase method of accounting. As a result of this acquisition, a portion of the purchase price was allocated by Ocean Energy, Inc. to ENSTAR and, accordingly, ENSTAR's assets and liabilities were adjusted to their estimated fair values in March of 1999.

     The following Pro Forma Combined Financial Statements (the "Pro Forma Financial Statements") of SEMCO Energy illustrate the effects of: (1) the elimination of activities between ENSTAR and Ocean Energy, Inc. or its predecessor, Seagull Energy, (together referred to herein as "Ocean Energy") that occurred prior to the closing of the acquisition by SEMCO Energy; (2) the adjustments resulting from the acquisition by SEMCO Energy; and (3) the assumed public issuance of $170 million of medium-term notes, $35 million of trust preferred securities and 6.5 million shares of common stock of SEMCO Energy producing net proceeds of approximately $91 million to finance the Acquisition (the "Financing Transactions"). The Financing Transactions represent SEMCO Energy's current expectations regarding permanent financing for the Acquisition. The net proceeds from the Financing Transactions will be used to retire a $290 million bridge loan facility of SEMCO Energy which was used initially to finance the Acquisition and any excess will be used to reduce accounts payable. The Pro Forma Combined Statement of Financial Position has been prepared as if the Acquisition and Financing Transactions occurred on September 30, 1999 and the Pro Forma Combined Statements of Income have been prepared as if such transactions occurred as of January 1, 1998. The pro forma adjustments do not reflect any potential cost savings or operating synergies that may be realized following the Acquisition.

     The Pro Forma Financial Statements reflect SEMCO Energy acquiring from Ocean Energy all of the outstanding stock of Alaska Pipeline Company and all the assets and certain liabilities of ENSTAR Natural Gas Company (a division of Ocean Energy) for $231.5 million in cash, with adjustments for working capital. As part of the Acquisition, SEMCO Energy also agreed to acquire from Ocean Energy all of ENSTAR's outstanding debt held by Ocean Energy for a price not to exceed $58.7 million, plus the accrued interest thereon. SEMCO Energy is in the process of having an independent study performed to determine the fair value of the assets acquired in the Acquisition in order to properly allocate the purchase price. Accordingly, the pro forma adjustments made to account for the Acquisition for purposes of developing the Pro Forma Financial Statements are preliminary. However, SEMCO Energy believes that the pro forma adjustments and underlying assumptions reasonably present the significant effects of the Acquisition. When the independent study is completed, the accounting adjustments will be revised as necessary on the books of SEMCO Energy.

     The Pro Forma Financial Statements may not be indicative of what actual results would have been, nor do they purport to represent the combined financial results of SEMCO Energy and ENSTAR for future periods. The actual financial condition and results of operations of the combined entity will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors including, but not limited to, changes in purchase price allocations, access to additional information, changes in the amounts, terms and timing of the proposed financing and changes in operating results. Both SEMCO Energy and ENSTAR are also seasonal in nature and depend on the winter heating season for the majority of their operating revenue. As a result, the Pro Forma Combined Statement of Income for the nine months ended September 30, 1999 is not indicative of results for a full year.

     The  significant  adjustments  required  to  develop the Pro Forma Combined
Statement of Financial Position include: (1) the elimination of all ENSTAR outstanding debt; (2) adjustments to certain assets and liabilities to reflect them at fair market value as part of the purchase price allocations; (3) recognition of the excess purchase price as goodwill; (4) decreases in certain deferred taxes applicable to Ocean Energy; and (5) increases in long-term debt, trust preferred securities and common shareholders' equity as a result of the Acquisition and Financing Transactions.

     The significant adjustments required to develop the Pro Forma Combined Statements of Income include: (1) the elimination of management fees charged by Ocean Energy; (2) increases in depreciation and amortization expense due to the amortization, over a 40 year life, of the goodwill associated with the acquisition; and (3) increases in interest expense as a result of the assumed issuance of debt and trust preferred securities in the Financing Transactions offset partially by the elimination of interest expense on ENSTAR's outstanding debt.

     The Pro Forma Financial Statements should be read in conjunction with the historical financial statements of both SEMCO Energy and ENSTAR and the Notes to the Pro Forma Financial Statements included herein.


FORWARD-LOOKING STATEMENTS

     The Introduction to the Pro Forma Financial Statements and the Pro Forma Financial Statements and Notes thereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations, estimates and projections. Statements that are not historical facts, including statements about the Company's belief and expectations are forward-looking statements. These statements are subject to potential risks and uncertainties and, therefore, actual results may differ materially. The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. Factors that may impact forward-looking statements include, but are not limited to, the following: (i) the effects of weather and other natural phenomena; (ii) the economic climate and growth in the geographical areas where the Company does business; (iii) the capital intensive nature of the Company's business; (iv) increased competition within the energy industry as well as from alternative forms of energy; (v) the timing and extent of changes in commodity prices for natural gas and propane; (vi) the effects of changes in governmental and regulatory policies, including income taxes, environmental compliance and authorized rates; (vii) the Company's ability to bid on and win construction, engineering and quality assurance contracts; (viii) the impact of energy prices on the amount of projects and business available to the engineering business;
(ix) the nature, availability and projected profitability of potential investments available to the Company; (x) the Company's ability to operate acquired businesses in accordance with its plans and (xi) the Company's ability to accomplish its financing objectives in a timely and cost-effective manner, including its ability to accomplish the Financing Transactions, in light of changing conditions in the capital markets.



                    Report of Independent Public Accountants
                    ----------------------------------------


To  SEMCO  Energy,  Inc.:

We have examined the pro forma adjustments reflecting the transactions described in the Notes to the Pro Forma Combined Financial Statements (the "Notes") and the application of those adjustments to the historical amounts in the accompanying Pro Forma Combined Statement of Income for the year ended December 31, 1998. The historical financial statements are derived from the historical consolidated financial statements of SEMCO Energy, Inc., which were audited by us, and of ENSTAR Natural Gas Company, which were audited by other accountants. Such pro forma adjustments are based upon management's assumptions described in the Notes. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

We have reviewed the pro forma adjustments reflecting the transactions described in the Notes and the application of those adjustments to the historical amounts in the accompanying Pro Forma Combined Statement of Income for the nine months ended September 30, 1999 and the accompanying Pro Forma Combined Statement of Financial Position as of September 30, 1999. The historical financial statements are derived from the historical consolidated financial statements of SEMCO Energy, Inc., which were reviewed by us, and of ENSTAR Natural Gas Company, which were reviewed by other accountants. Such pro forma adjustments are based on management's assumptions as described in the Notes. Our review was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion.

The objective of the Pro Forma Combined Financial Statements is to show what the significant effects on the historical financial information might have been had the transactions described in the Notes occurred at an earlier date. However, the Pro Forma Combined Financial Statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transactions actually occurred earlier.

In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the Notes, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns reflect the proper application of those adjustments to the historical financial statement amounts in the Pro Forma Combined Statement of Income for the year ended December 31, 1998.

Based on our review, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the Notes, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma columns do not reflect the proper application of those adjustments to the historical financial statement amounts in the Pro Forma Combined Statement of Financial Position as of September 30, 1999 and the Pro Forma Combined Statement of Income for the nine months then ended.

Arthur  Andersen  LLP

Detroit,  Michigan,
   November  15,  1999



                                                   SEMCO ENERGY, INC.
                                         PRO FORMA COMBINED STATEMENT OF INCOME
                                          FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                    Pro Forma
                                         SEMCO         ENSTAR      Acquisition             SEMCO
                                         Energy       and APC     and Financing           Energy
                                       Historical    Historical    Adjustments   Notes   Pro Forma
                                      ------------  ------------  -------------  -----  -----------
                                             (in thousands, except per share amounts)
OPERATING REVENUES . . . . . . . . .  $   637,485   $    93,592   $          -          $  731,077

OPERATING EXPENSES
  Cost of gas sold . . . . . . . . .  $   109,388   $    41,232   $          -          $  150,620
  Cost of gas marketed . . . . . . .      386,691             -              -             386,691
  Operations and maintenance . . . .       92,696        20,688         (1,925)    A       111,459
  Depreciation and amortization. . .       15,349         8,529          3,655     B        27,533
  Property and other taxes . . . . .        9,166             -              -               9,166
                                      ------------  ------------  -------------         -----------
                                      $   613,290   $    70,449   $      1,730          $  685,469

OPERATING INCOME . . . . . . . . . .  $    24,195   $    23,143   $     (1,730)         $   45,608

OTHER INCOME (DEDUCTIONS)
  Business divestitures. . . . . . .  $     5,048   $         -   $          -          $    5,048
  Interest expense . . . . . . . . .      (14,811)       (4,763)       (12,293)    C       (31,867)
  Other. . . . . . . . . . . . . . .          643           559              -               1,202
                                      ------------  ------------  -------------         -----------
                                      $    (9,120)  $    (4,204)  $    (12,293)         $  (25,617)

INCOME BEFORE INCOME TAXES . . . . .  $    15,075   $    18,939   $    (14,023)         $   19,991

INCOME TAXES . . . . . . . . . . . .        6,320         7,555         (5,609)    D         8,266
                                      ------------  ------------  -------------         -----------

NET INCOME BEFORE
  CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE AND
  EXTRAORDINARY CHARGE . . . . . . .  $     8,755   $    11,384   $     (8,414)         $   11,725

  Cumulative effect of change in
     accounting method for property
     property taxes, net of income
     taxes of $960 . . . . . . . . .        1,784             -              -               1,784
  Extraordinary charge due to
     early retirement of debt,
     net of income taxes of $269 . .         (499)            -              -                (499)
                                      ------------  ------------  -------------         -----------

NET INCOME . . . . . . . . . . . . .  $    10,040   $    11,384   $     (8,414)         $   13,010
                                      ============  ============  =============         ===========

EARNINGS PER SHARE - BASIC
  AND DILUTED. . . . . . . . . . . .         0.63                                             0.58
                                      ============                                      ===========

AVERAGE COMMON SHARES
  OUTSTANDING. . . . . . . . . . . .       15,906                        6,500              22,406
                                      ============                =============         ===========

       See the accompanying Notes to the Pro Forma Combined Statements of Income


                                                 SEMCO ENERGY, INC.
                                       PRO FORMA COMBINED STATEMENT OF INCOME
                                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999


                                                                Pro Forma
                                     SEMCO         ENSTAR      Acquisition             SEMCO
                                     Energy        and APC    and Financing            Energy
                                   Historical    Historical    Adjustments   Notes   Pro Forma
                                  ------------  ------------  -------------  -----  -----------
                                           (in thousands, except per share amounts)
OPERATING REVENUES . . . . . . .  $   275,106   $    68,548   $          -          $  343,654

OPERATING EXPENSES
  Cost of gas sold . . . . . . .  $    73,384   $    29,550   $          -          $  102,934
  Cost of gas marketed . . . . .       95,632             -              -              95,632
  Operations and maintenance . .       67,281        15,732         (1,444)    A        81,569
  Depreciation and amortization.       13,236         8,157          1,147     B        22,540
  Property and other taxes . . .        6,024             -              -               6,024
                                  ------------  ------------  -------------         -----------
                                  $   255,557   $    53,439   $       (297)         $  308,699

OPERATING INCOME . . . . . . . .  $    19,549   $    15,109   $        297          $   34,955

OTHER INCOME (DEDUCTIONS)
  Business divestitures. . . . .  $     1,122   $         -   $          -          $    1,122
  Interest expense . . . . . . .      (11,616)       (4,721)        (7,984)    C       (24,321)
  Other. . . . . . . . . . . . .        1,473           331              -               1,804
                                  ------------  ------------  -------------         -----------
                                  $    (9,021)  $    (4,390)  $     (7,984)         $  (21,395)

INCOME BEFORE INCOME TAXES . . .  $    10,528   $    10,719   $     (7,687)         $   13,560

INCOME TAXES . . . . . . . . . .        2,168         5,337         (3,075)    D         4,430
                                  ------------  ------------  -------------         -----------

NET INCOME . . . . . . . . . . .  $     8,360   $     5,382   $     (4,612)         $    9,130
                                  ============  ============  =============         ===========

EARNINGS PER SHARE - BASIC AND
  DILUTED. . . . . . . . . . . .  $      0.47                                       $     0.38
                                  ============                                      ===========
AVERAGE COMMON SHARES
  OUTSTANDING. . . . . . . . . .       17,636                        6,500              24,136
                                  ============                =============         ===========


       See the accompanying Notes to the Pro Forma Combined Statements of Income



                               SEMCO ENERGY, INC.
                NOTES TO PRO FORMA COMBINED STATEMENTS OF INCOME
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND THE
                           YEAR ENDED DECEMBER 31, 1998



(A) To reflect the elimination of management fees paid to Ocean Energy. On a combined basis, SEMCO Energy and ENSTAR will not incur these fees.

(B) To reflect amortization expense associated with the estimated goodwill recognized in the Acquisition in excess of goodwill amortization expense already recorded in ENSTAR's results. The goodwill is being amortized over a 40 year period. This adjustment also reflects depreciation expense on the fair value of property, plant, and equipment in accordance with the depreciation rates authorized by the Regulatory Commission of Alaska.

(C) To reflect the increase in interest expense relating to the assumed issuance of $170 million of medium-term notes and $35 million of trust preferred securities offset partially by the elimination of interest expense on the outstanding debt of ENSTAR which was acquired by SEMCO Energy as part of the Acquisition. This adjustment does not include non-recurring financing fees of $2.3 million ($1.4 million after-tax) incurred by SEMCO Energy pursuant to the unsecured bridge loan incurred to finance the acquisition of ENSTAR.

(D) To reflect the income tax expense effects of pro forma adjustments (A) through (C) at an estimated rate of 40%.

Other  disclosure  information:
------------------------------
     The pro forma adjustments do not reflect any potential cost savings or operating synergies that may be realized following the Acquisition.

     The Pro Forma Combined Statements of Income have been prepared as if the acquisition of ENSTAR occurred as of January 1, 1998 and the Financing Transactions, not the bridge loan, were in place as of the same date. The Acquisition was actually financed with a $290 million unsecured bridge loan bearing an interest rate that can range from 100 to 150 basis points above the London Interbank Offered Rate (LIBOR). The initial interest rate on the bridge loan is 6.4%. The bridge loan matures on November 1, 2000. Prepayments of $56,000,000 will be required on the six and nine month anniversary of the funding date (November 1, 1999) if the bridge loan is not prepaid.



                                                SEMCO ENERGY, INC.
                                PRO FORMA COMBINED STATEMENT OF FINANCIAL POSITION
                                             AS OF SEPTEMBER 30, 1999

                                                                        Pro Forma
                                              SEMCO       ENSTAR       Acquisition             SEMCO
                                              Energy      and APC     and Financing            ENERGY
                                            Historical   Historical    Adjustments   Notes   Pro Forma
                                            -----------  -----------  -------------  ------  ----------
                                                                   (in  thousands)
CURRENT ASSETS
  Cash and temporary cash investments. . .  $     3,509  $       526  $          -           $    4,035
  Receivables and accrued revenue,
     net of allowances . . . . . . . . . .       25,495        6,239             -               31,734
  Materials and supplies . . . . . . . . .        1,956        3,633             -                5,589
  Gas in underground storage . . . . . . .       49,661            -             -               49,661
  Other. . . . . . . . . . . . . . . . . .       19,717        3,122             -               22,839
                                            -----------  -----------  -------------          ----------
                                            $   100,338  $    13,520  $          -           $  113,858
                                            -----------  -----------  -------------          ----------


PROPERTY, PLANT AND EQUIPMENT, NET . . . .  $   307,033  $   160,353  $      4,647     A     $  472,033
                                            -----------  -----------  -------------          ----------

DEFERRED CHARGES AND OTHER
  Goodwill of ENSTAR and APC business, net  $         -  $   125,927  $      3,858     B     $  129,785
  Deferred retiree medical benefits. . . .       11,914            -             -               11,914
  Other. . . . . . . . . . . . . . . . . .       37,142        2,292         2,850     B         42,284
                                            -----------  -----------  -------------          ----------
                                            $    49,056  $   128,219  $      6,708           $  183,983
                                            -----------  -----------  -------------          ----------
TOTAL ASSETS . . . . . . . . . . . . . . .  $   456,427  $   302,092  $     11,355           $  769,874
                                            ===========  ===========  =============          ==========


CURRENT LIABILITIES
  Notes payable. . . . . . . . . . . . . .  $    66,810  $    12,202  $    (12,202)    C     $   66,810
  Accounts payable . . . . . . . . . . . .       18,643        6,023        (5,175)   B, D       19,491
  Customer advance payments. . . . . . . .        9,213        3,033             -               12,246
  Accrued interest . . . . . . . . . . . .        4,464        1,195        (1,034)    C          4,625
  Other. . . . . . . . . . . . . . . . . .        8,189        3,512          (111)    B         11,590
                                            -----------  -----------  -------------          ----------
                                            $   107,319  $    25,965  $    (18,522)          $  114,762
                                            -----------  -----------  -------------          ----------

DEFERRED CREDITS AND OTHER
  Accumulated deferred income taxes. . . .  $    20,110  $    31,617  $    (31,617)    B         20,110
  Customer advances for construction . . .        2,593        7,404             -                9,997
  Other. . . . . . . . . . . . . . . . . .       16,764        2,600             -               19,364
                                            -----------  -----------  -------------          ----------
                                            $    39,467  $    41,621  $    (31,617)          $   49,471
                                            -----------  -----------  -------------          ----------

CAPITALIZATION
  Long-term debt . . . . . . . . . . . . .  $   170,000  $    45,002  $    124,998    C, D   $  340,000
  Trust preferred securities . . . . . . .            -            -        35,000     D         35,000
  Preferred stock. . . . . . . . . . . . .        3,254            -             -                3,254
  Common shareholders' equity. . . . . . .      136,387      189,504       (98,504)   D, E      227,387
                                            -----------  -----------  -------------          ----------
                                            $   309,641  $   234,506  $     61,494           $  605,641
                                            -----------  -----------  -------------          ----------
TOTAL LIABILITIES AND CAPITALIZATION . . .  $   456,427  $   302,092  $     11,355           $  769,874
                                            ===========  ===========  =============          ==========


              See the accompanying Notes to the Pro Forma Combined Statement of
                               Financial Position


                               SEMCO ENERGY, INC.
                      NOTES TO PRO FORMA COMBINED STATEMENT
                              OF FINANCIAL POSITION
                            AS OF SEPTEMBER 30, 1999


(A) To reflect the adjustment to property, plant, and equipment to record these assets at their estimated fair values. The adjustment reflects SEMCO Energy's internal evaluation of the allocation of the purchase price and is subject to verification by a third party study. If this study does not support SEMCO Energy's allocation to property, plant, and equipment, an appropriate adjustment will be made to property, plant, and equipment with a corresponding adjustment to goodwill.

(B) To reflect the preliminary acquisition adjustments to record the assets acquired and liabilities assumed at estimated fair value under the purchase method of accounting. These adjustments include: (1) the preliminary estimate of additional goodwill; (2) the elimination of certain deferred taxes applicable to Ocean Energy; (3) an increase in accounts payable to account for expenses associated with the Acquisition and the Financing Transactions; (4) the elimination of accrued pension expense; and (5) an increase in unamortized debt expense to reflect the costs associated with the Financing Transactions.

(C) To reflect the elimination of all outstanding debt plus accrued interest owed by ENSTAR to SEMCO Energy. This debt plus the accrued interest thereon was purchased by SEMCO Energy as part of the Acquisition.

(D) To reflect the Financing Transactions which include the assumed issuance of the following:
               -  $170  million  of  medium-term  notes
               -  $35  million  of  trust  preferred  securities
               - 6.5 million shares of SEMCO Energy common stock producing net proceeds of approximately $91 million

It is assumed that the amount received from the above issuances in excess of the purchase price paid for ENSTAR will be used to reduce accounts payable

(E) To reflect the decrease in common equity as a result of pro forma adjustments (A) through (D).


Other  disclosure  information:
------------------------------
     The Pro Forma Combined Statement of Financial Position has been prepared as if the acquisition of ENSTAR occurred on September 30, 1999 and the Financing Transactions, not the bridge loan, were in place on the same date. The Acquisition was actually financed with a $290 million unsecured bridge loan bearing an interest rate that can range from 100 to 150 basis points above the London Interbank Offered Rate (LIBOR). The initial interest rate on the bridge loan is 6.4%. The bridge loan matures on November 1, 2000. Prepayments of $56,000,000 will be required on the six and nine month anniversary of the funding date (November 1, 1999) if the bridge loan is not prepaid.